PAGE 1
                       T. ROWE PRICE CAPITAL APPRECIATION FUND

                                  POWER OF ATTORNEY

               RESOLVED, that the Corporation and each of its trustees do hereby constitute and authorize, James S. Riepe, Joel H. Goldberg, and Henry H. Hopkins, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933, as amended, of shares of the Corporation, to be offered by the Corporation, and the registration of the Corporation under the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the name of the Corporation on its behalf, and to sign the names of each of such trustees and officers on his behalf as such trustee or officer to any amendment or supplement (including Post-Effective Amendments) to the Registration Statement on Form N-1A of the Corporation filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Registration Statement on Form N-1A of the Corporation under the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement.

               IN WITNESS WHEREOF, the Corporation has caused these presents to be signed by its Chairman of the Board and the same attested by its Secretary, each thereunto duly authorized by its Board of Trustees, and each of the undersigned has hereunto set his hand and seal as of the day set opposite his name.

                                       T. ROWE PRICE
                                       CAPITAL APPRECIATION FUND

                                       By:  /s/George J. Collins
                                            George J. Collins,
                                            Chairman of the Board



















          April 24,1996


          Attest:

          /s/Lenora V. Hornung
          Lenora V. Hornung, Secretary



























































          PAGE 2
                                (Signatures Continued)

                               Chairman of the Board
          /s/George J. Collins (Principal Executive
          George J. Collins           Officer)            April 24,1996

                               Treasurer (Principal
          /s/Carmen F. Deyesu   Financial Officer)        April 24,1996
          Carmen F. Deyesu

          /s/Donald W. Dick, Jr.      Trustee             April 24,1996
          Donald W. Dick, Jr.

          /s/David K. Fagin           Trustee             April 24,1996
          David K. Fagin

          /s/Hanne M. Merriman        Trustee             April 24,1996
          Hanne M. Merriman

          /s/James S. Riepe Vice President and Trustee    April 24,1996
          James S. Riepe

          /s/George A. Roche          Trustee             April 24,1996
          George A. Roche

          /s/Hubert D. Vos            Trustee             April 24,1996
          Hubert D. Vos

          /s/Paul M. Wythes           Trustee             April 24,1996
          Paul M. Wythes